Exhibit 24.1
KNOW ALL BY THESE PRESENTS THAT each person whose signature appears below, does hereby appoint KATHY N. WALLER, Executive Vice President and Chief Financial Officer of The Coca-Cola Company (the “Company”), BERNHARD GOEPELT, Senior Vice President, General Counsel and Chief Legal Counsel of the Company, and GLORIA K. BOWDEN, Associate General Counsel and Secretary of the Company, or any one of them, as such person’s true and lawful attorney for such person and in such person’s name for the purpose of executing on such person’s behalf the (i) the Company's Registration Statement on Form S-8, or any amendments or supplements thereto, for the registration of Common Stock, par value $.25 per share, of the Company in accordance with the authorization of the Board of Directors with respect to the Western Container Corporation Retirement Savings Plan; (ii) any application for registration or qualification (or exemption therefrom) of such securities under the Blue Sky or other federal or state securities laws and regulations or the laws and regulations of any governmental entity outside the United States of America; and (iii) any other document or instrument deemed necessary or appropriate by any of them in connection with such application for registration or qualification (or exemption therefrom); and for the purpose of causing any such registration statement or any subsequent amendment or supplement to such registration statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Herbert A. Allen
Herbert A. Allen
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Ronald W. Allen
Ronald W. Allen
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Marc Bolland
Marc Bolland
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Ana Botín
Ana Botín
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Howard G. Buffett
Howard G. Buffett
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Richard M. Daley
Richard M. Daley
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Barry Diller
Barry Diller
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Helene D. Gayle
Helene D. Gayle
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Evan G. Greenberg
Evan G. Greenberg
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Alexis M. Herman
Alexis M. Herman
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Robert A. Kotick
Robert A. Kotick
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Maria Elena Lagomasino
Maria Elena Lagomasino
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ Sam Nunn
Sam Nunn
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of October, 2015.
/s/ David B. Weinberg
David B. Weinberg
Director